LookSmart Announces Preliminary Second Quarter Revenue Results; Will Report Full Second Quarter Results on August 5

SAN FRANCISCO, July 16, 2008--LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network and technology solutions company, today announced that based on a preliminary evaluation of the second quarter of 2008, the Company expects to report total revenue of between $17.0 million and $17.1 million, which represents a 16% - 17% increase over second quarter 2007 revenue of $14.6 million (which included $1.1 million derived from certain of the Company's consumer assets sold or retired in 2007) . This result is preliminary and therefore subject to change. The Company is still in the process of completing its review of second quarter operating results, and therefore does not yet have visibility into other results of operations.

"Our second quarter revenue results were impacted by an unanticipated softening in search advertising demand," commented Ted West, President and Chief Executive Officer. "We remain confident in LookSmart's business outlook and our ability to create value through the execution of our long-term business opportunities."

LookSmart Second Quarter 2008 Earnings Call

The Company will report its financial results for the second quarter ended June 30, 2008, after the market close on Tuesday, August 5, 2008, at which time the Company will hold its quarterly conference call to discuss results. The conference call will be hosted by Ted West, President and Chief Executive Officer, and Brian Gibson, acting Chief Financial Officer.

The conference call is scheduled to begin at 5:00 pm ET (2:00 pm PT) on August 5, 2008. To listen to the call from the US, dial 1-800-762-8932; from outside the US, dial 1-480-629-9031. A telephonic replay of the call will be available until Tuesday, August 19, 2008, 11:59 pm ET. To access the replay from the US, dial 1-800-406-7325 and enter passcode 3902941, from outside the US, dial 1-303-590-3030 and enter passcode 3902941. The call will also be available live by webcast on LookSmart's Investor Relations website at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart is an online advertising and technology solutions company that provides performance solutions for online advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and contextual search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our preliminarily expected second quarter 2008 revenue results and our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as changes in the company's financial results for the second quarter 2008 based on the company's continued efforts to finish the review of such operating results and the review of such results by the company's auditors, the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. In addition, you should read the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

or

Brian Gibson, Acting Chief Financial Officer

415-348-7207

bgibson@looksmart.net

or

ICR, Inc.

Laura Foster, 310-954-1100

laura.foster@icrinc.com